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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Summary Historical Financial Data" and "Experts" and to the use of our reports dated February 23, 1998 pertaining to Simione Central Holdings, Inc. and February 26, 1999 pertaining to CareCentric Solutions, Inc., in the Registration Statement (Form S-4 No. 333-______) and related Prospectus of Simione Central Holdings, Inc. for the registration of 11,392,974 shares of its common stock.



Atlanta, Georgia
February 8, 2000